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                                                                      Exhibit 21


                                 Republic Bank,
                               a Michigan banking
                          corporation and wholly-owned
                       subsidiary of Republic Bancorp Inc.




                              CAS Properties, Inc.,
                      an Ohio corporation and wholly-owned
                          subsidiary of Republic Bank.




                            D&N Capital Corporation,
                     a Delaware corporation and wholly-owned
                          subsidiary of Republic Bank.




                        Quincy Investment Services, Inc.,
                    a Michigan corporation and wholly-owned
                          subsidiary of Republic Bank